================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            APPLIED INNOVATION INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

================================================================================

                             APPLIED INNOVATION INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                   MAY 5, 2005

                                       AND

                                 PROXY STATEMENT

================================================================================

                                    IMPORTANT

       PLEASE MARK, SIGN AND DATE YOUR PROXY AND PROMPTLY RETURN IT IN THE
                               ENCLOSED ENVELOPE.

                             APPLIED INNOVATION INC.
                              5800 Innovation Drive
                               Dublin, Ohio 43016
                                 (614) 798-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2005

                                                                   April 1, 2005

To the Stockholders of Applied Innovation Inc.:

     NOTICE is hereby given that the Annual Meeting of Stockholders of Applied Innovation Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 5800 Innovation Drive, Dublin, Ohio 43016, on Thursday, the 5th day of May, 2005, at 9:00 a.m., local time, for the following purposes:

     1. To elect three Class III directors, each for a three-year term expiring at the Annual Meeting of Stockholders in 2008.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Owners of common stock of the Company of record at the close of business on March 17, 2005, will be entitled to vote at the meeting.

     Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided.

     A copy of the Annual Report of the Company for the year ended December 31, 2004, is enclosed herewith. Thank you for your cooperation and support.

                                              By Order of the Board of Directors


                                              ----------------------------------
                                              Gerard B. Moersdorf, Jr.
                                              Chairman of the Board of Directors

                             APPLIED INNOVATION INC.
                              5800 Innovation Drive
                               Dublin, Ohio 43016
                                 (614) 798-2000

                                                                   April 1, 2005

                                 PROXY STATEMENT
                                       FOR
                       2005 ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Applied Innovation Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices located at 5800 Innovation Drive, Dublin, Ohio 43016, on May 5, 2005, at 9:00 a.m., local time, and at any adjournment thereof. The Proxy Statement and the enclosed proxy are being mailed to the stockholders on or about the date set forth above.

     All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with each stockholder's directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the Board of Director's unanimous recommendations, which are FOR the election of Gerard B. Moersdorf, Jr., John D. Riedel and Alexander B. Trevor as Class III Directors of the Company and, at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (attention Andrew J. Dosch, Vice President, Chief Financial Officer and Treasurer) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Annual Meeting, but will not be counted as voting on the item for which the abstention is noted. Proxies returned by brokers on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

     Only stockholders of record at the close of business on March 17, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each stockholder is entitled to one vote for each share held. At March 17, 2005, the Company had outstanding 15,169,909 shares of common stock, $.01 par value. There are no cumulative voting rights in the election of directors.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of February 15, 2005 (except as noted below), relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

              NAME OF                      NUMBER OF SHARES     PERCENTAGE
         BENEFICIAL OWNER(1)            BENEFICIALLY OWNED(2)   OF CLASS(3)
         -------------------            ---------------------   -----------
Gerard B. Moersdorf, Jr.                     5,957,129(4)          39.3%
Linda S. Moersdorf                           2,122,779(5)          14.0%
Systematic Financial Management, L.P.        1,334,606(6)           8.8%
FMR Corp.                                    1,013,280(7)           6.7%

----------
(1) The address of Gerard B. Moersdorf, Jr. is c/o Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016. The address of Linda S. Moersdorf is 7091 Oakstream Court, Worthington, Ohio 43235. The address for Systematic Financial Management, L.P. is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, New Jersey 07666. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(3) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 15, 2005, plus the number of shares such person has the right to acquire within 60 days of February 15, 2005.

(4) Includes 1,062 shares held in Mr. Moersdorf, Jr.'s IRA and 38,000 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005. Under the rules of the Securities and Exchange Commission, Mr. Moersdorf, Jr.'s beneficial ownership of 5,957,129 shares also includes 2,121,716 shares held directly by his former spouse, Linda S. Moersdorf, and 1,063 shares held by Linda S. Moersdorf in her IRA because he has been granted an irrevocable proxy to vote such shares. Mr. Moersdorf, Jr. disclaims ownership of these shares in which he has no pecuniary interest. Mr. Moersdorf, Jr. is also deemed to beneficially own 185,100 shares held by a Voting Trust for the benefit of Mr. Moersdorf, Jr.'s children because he has been granted the right to vote such shares as Trustee of the Voting Trust.

(5) Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004, and Ms. Moersdorf's Section 16(a) reports under the Securities Exchange Act of 1934, as amended.

(6) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(7) Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, by FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low Priced Stock Fund ("Fidelity Fund"). Fidelity is a wholly owned subsidiary of FMR and, as an investment advisor, deemed to beneficially own 1,013,280 shares or approximately 6.7% of the Company's common stock as a result of acting as investment advisor to various investment companies including the Fidelity Fund, which is deemed to beneficially own 1,013,280 shares or approximately 6.7% of the Company's common stock. Mr. Johnson and Ms. Johnson, along with other members of the Johnson family, through their ownership of Class B voting common stock of FMR and the execution of a shareholders' voting agreement, are deemed to be a controlling group under the Investment Company Act of 1940 with respect to FMR and, thus, both Mr. Johnson and Ms. Johnson are deemed to beneficially own 1,013,280 shares or 6.7% of the Company's common stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of February 15, 2005 (except as noted below), the beneficial ownership of the Company's common stock by each director, each of the Company's executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                NUMBER OF SHARES      PERCENTAGE
   NAME OF BENEFICIAL OWNER   BENEFICIALLY OWNED(1)   OF CLASS(2)
   ------------------------   ---------------------   -----------
Gerard B. Moersdorf, Jr.(3)         5,957,129            39.3%
Michael P. Keegan(4)                  149,604                *
Thomas R. Kuchler(5)                   25,864                *
Eric W. Langille(6)                    54,338                *
William H. Largent(7)                  46,000                *
John F. Petro(8)                       25,000                *
Thomas W. Huseby(7)                    48,000                *
Kenneth E. Jones                            0               --
Curtis A. Loveland(9)                  72,600                *
Richard W. Oliver(7)                   47,000                *
John D. Riedel(10)                     11,250                *
Alexander B. Trevor(7)                 47,000                *
All directors and executive
   officers as a group
   (14 persons)(11)                 6,518,504             41.6%

----------
(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of February 15, 2005. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of that person's household.

(2) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 15, 2005, plus the number of shares such person has the right to acquire within 60 days of February 15, 2005. An "*" indicates less than 1%.

(3) Includes 1,062 shares held in Mr. Moersdorf, Jr.'s IRA and 38,000 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005. Under the rules of the Securities and Exchange Commission, Mr. Moersdorf, Jr.'s beneficial ownership of 5,957,129 shares also includes 2,121,716 shares held directly by his former spouse, Linda S. Moersdorf, and 1,063 shares held by Linda S. Moersdorf in her IRA because he has been granted an irrevocable proxy to vote such shares. Mr. Moersdorf, Jr. disclaims ownership of these shares in which he has no pecuniary interest. Mr. Moersdorf, Jr. is also deemed to beneficially own 185,100 shares held by a Voting Trust for the benefit of Mr. Moersdorf, Jr.'s children because he has been granted the right to vote such shares as Trustee of the Voting Trust.

(4) Ownership information is as of January 24, 2005, the date of Mr. Keegan's resignation as the Company's Executive Vice President and Chief Operating Officer. Includes 144,000 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005.

(5) Includes 23,000 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005.

(6) Includes 52,600 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005.

(7) Includes 45,000 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005.

(8) Includes 25,000 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005.

(9) Includes 45,000 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005 and 600 shares held in Mr. Loveland's IRA.

(10) Includes 11,250 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005.

(11) Includes 547,950 shares which may be purchased under stock options exercisable within 60 days of February 15, 2005.

                              ELECTION OF DIRECTORS

     The Board of Directors has designated Gerard B. Moersdorf, Jr., John D. Riedel and Alexander B. Trevor for election as Class III Directors of the Company, each to serve for a term of three years and until their successors are duly elected and qualified. The shares represented by the enclosed proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted FOR the nominees. If for any reason a nominee should not be a candidate for election at the time of the meeting, the proxies may be voted for a substitute nominee in the discretion of those named as proxies. The Board of Directors has no reason to believe that any nominee will be unavailable. The election of each nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock. Abstentions and broker non-votes are not counted in the election of directors and thus have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR CLASS III DIRECTOR.

     The following table sets forth (i) the nominees for election as Class III Directors of the Company and (ii) the Class I and Class II Directors of the Company whose terms in office will continue. Each director has held the occupation indicated for more than the past five years unless otherwise indicated.

                   NOMINEES - TERMS TO EXPIRE 2008 (CLASS III)

                              DIRECTOR
      NAME AND AGE       CONTINUOUSLY SINCE          PRINCIPAL OCCUPATION
      ------------       ------------------          --------------------
Gerard B. Moersdorf,            1986         Chairman of the Board of the
Jr., 52                                      Company since 1986. Mr. Moersdorf,
                                             Jr. served as the Company's
                                             President, Chief Executive Officer
                                             and Treasurer from 1986 to 2000 and
                                             as the Company's President and
                                             Chief Executive Officer from April
                                             2002 to January 2005.

John D. Riedel, 45              2003         Vice President, Business
                                             Development/M&A of Juniper
                                             Networks, Inc., Sunnyvale,
                                             California, a provider of network
                                             infrastructure solutions, since
                                             October 2000. Prior to joining
                                             Juniper Networks, Mr. Riedel was
                                             Vice President, Global Platform
                                             Engineering from February 2000 to
                                             October 2000 and Vice President,
                                             Global Dial Access Networks from
                                             August 1998 to February 2000 at
                                             UUNET, a WorldCom company.

Alexander B. Trevor, 59         1997         President of Nuvocom Inc.,
                                             Columbus, Ohio, a computer
                                             technology consulting company,
                                             since 1996. Previously, Mr. Trevor
                                             was Executive Vice President and
                                             Chief Technology Officer of
                                             CompuServe Corporation from 1983 to
                                             1996. Prior to 1983, Mr. Trevor was
                                             employed in various other positions
                                             at CompuServe Corporation,
                                             including Vice President of
                                             Computer Technology and Executive
                                             Vice President of Network Services.

              CONTINUING DIRECTORS - TERMS TO EXPIRE 2006 (CLASS I)

                              DIRECTOR
      NAME AND AGE       CONTINUOUSLY SINCE          PRINCIPAL OCCUPATION
      ------------       ------------------          --------------------
Kenneth E. Jones, 56            2005         President of Chesapeake Financial
                                             Advisors, Columbus, Ohio, an
                                             investment and financial consulting
                                             company, since April 2001. From
                                             1993 to April 2001, Mr. Jones
                                             served as Vice President and Chief
                                             Financial Officer of Photonic
                                             Integration Research, Inc., an
                                             advanced fiber optic components
                                             manufacturer that was purchased by
                                             JDS Uniphase Corp. Prior to that,
                                             Mr. Jones was employed in various
                                             business development positions at
                                             Battelle Memorial Institute for
                                             seven years. Mr. Jones has also
                                             held several senior management
                                             positions for ABB Process
                                             Automation, Inc. (formerly AccuRay
                                             Corp.) and was Manager, Emerging
                                             Business Services for
                                             PricewaterhouseCoopers.

              CONTINUING DIRECTORS - TERMS TO EXPIRE 2006 (CLASS I)

                              DIRECTOR
      NAME AND AGE       CONTINUOUSLY SINCE          PRINCIPAL OCCUPATION
      ------------       ------------------          --------------------
William H. Largent, 49          1999         President and Chief Executive
                                             Officer of the Company since
                                             January 2005. Prior to his election
                                             as President and Chief Executive
                                             Officer, Mr. Largent served as a
                                             consultant for Largent Consulting
                                             LLC, Columbus, Ohio, a consulting
                                             firm he formed in June 2004. Mr.
                                             Largent continues to consult for
                                             Largent Consulting on a limited
                                             basis. Mr. Largent served as Chief
                                             Operating Officer and Chief
                                             Financial Officer of Aelita
                                             Software Corporation, Dublin, Ohio,
                                             a company that develops software
                                             for Fortune 1000 companies to
                                             manage e-business network
                                             infrastructures, from March 2001 to
                                             April 2004. From May 1999 to March
                                             2001, Mr. Largent served as Chief
                                             Financial Officer and Treasurer of
                                             Plug Power Inc., Latham, New York,
                                             a designer and developer of on-site
                                             electricity generation systems. Mr.
                                             Largent served as the Company's
                                             Senior Vice President of Operations
                                             and Chief Financial Officer from
                                             April 1997 to June 1999. Prior to
                                             joining the Company, Mr. Largent
                                             served as the Executive Vice
                                             President and Chief Financial
                                             Officer of Metatec Corporation, an
                                             information services company
                                             engaged in optical disc
                                             manufacturing and distribution,
                                             software development and network
                                             services, from 1993 to 1997.

Richard W. Oliver, 58           1993         Chief Executive Officer of American
                                             Learning Solutions, an eLearning
                                             company Dr. Oliver formed in May
                                             2000. Prior to that, Dr. Oliver had
                                             been Professor of Management at the
                                             Owen Graduate School of Management,
                                             Vanderbilt University, Nashville,
                                             Tennessee, since September 1992.
                                             From 1977 to September 1992, Dr.
                                             Oliver served in various marketing
                                             capacities, including Vice
                                             President, Business and Residential
                                             Services, Vice President, Corporate
                                             Marketing and special assistant to
                                             the Chairman and Chief Executive
                                             Officer, for Northern Telecom Ltd.
                                             Dr. Oliver is a member of the Board
                                             of Directors of Symmetricom, Inc.,
                                             a company which has a class of
                                             equity securities registered
                                             pursuant to the Securities Exchange
                                             Act of 1934.

             CONTINUING DIRECTORS - TERMS TO EXPIRE 2007 (CLASS II)

                              DIRECTOR
      NAME AND AGE       CONTINUOUSLY SINCE          PRINCIPAL OCCUPATION
      ------------       ------------------          --------------------
Thomas W. Huseby, 66            1996         Retired as a director of AT&T
                                             Network Systems, now Lucent
                                             Technologies. His experience
                                             includes a wide range of
                                             manufacturing, development and
                                             research activities.

Curtis A. Loveland, 58          1991         Partner, Porter, Wright, Morris &
                                             Arthur LLP, Attorneys at Law, since
                                             1979 and Secretary of the Company
                                             since April 1992. Mr. Loveland is
                                             also a director of Rocky Shoes &
                                             Boots, Inc., which has a class of
                                             equity securities registered
                                             pursuant to the Securities Exchange
                                             Act of 1934.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

     The Board of Directors of the Company had a total of five meetings during 2004. Except as provided herein, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and the meetings of any committees of the Board of Directors on which the director served.

     Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the National Association of Securities Dealers, Inc. ("NASD"), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Messrs. Huseby, Jones, Loveland, Oliver, Riedel and Trevor meets the standards of independence established by NASD Rule 4200(a)(15).

     In 2004, the Board of Directors had an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

     The Audit Committee is currently comprised of Messrs. Jones (Chairman), Huseby and Trevor. Mr. Jones became a member and Chairman of the Audit Committee on February 11, 2005, the day on which he was elected to fill a vacancy on the Company's Board of Directors. The Audit Committee only consisted of two members, Messrs. Huseby and Trevor, between January 24, 2005 and February 11, 2005, as a result of Mr. Largent's resignation from the Audit Committee in connection with his election as President and Chief Executive Officer of the Company on January 24, 2005. From August 3, 2004 to January 23, 2005, the Audit Committee consisted of Messrs. Largent (Chairman), Huseby and Trevor. From April 22, 2004 to August 2, 2004, the Audit Committee consisted of Messrs. Largent (Chairman), Huseby and Michael J. Endres, who resigned as a director of the Company on August 2, 2004. During the time period of January 1, 2004 to April 21, 2004, Messrs. Oliver (Chairman), Huseby and Loveland had served as members of the Audit Committee. Mr. Oliver attended fewer than 75% of the Audit Committee meetings for the period in which he served on the Audit Committee in 2004.

     The Board of Directors has determined that each of Messrs. Jones, Huseby and Trevor is independent as independence is defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee composition meets the requirements of NASD Rule 4350(d)(2). The Board of Directors has determined that Mr. Jones meets the requirements of a "financial expert" as set forth in Section 401(h) of Regulation S-K promulgated by the SEC.

     The Audit Committee oversees and monitors management's and the registered independent public accounting firm's participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the registered independent public accounting firm and to consult with such firm and the appropriate officers of the Company on matters relating to independence of the registered independent public accounting firm, corporate financial reporting, accounting procedures and policies, adequacy of financial accounting and operating controls, and the scope of audits. The Audit Committee is governed by an Audit Committee Charter, which is posted on the Company's website at www.AppliedInnovation.com. The Audit Committee met nine times during 2004. For further information on the Audit Committee, see "Board Audit Committee Report" on page 18.

     The Compensation Committee is currently comprised of Messrs. Trevor (Chairman), Oliver and Riedel. Mr. Riedel replaced Mr. Endres on August 2, 2004, the date of Mr. Endres's resignation from the Board of Directors. During the time period of January 1, 2004 to August 2, 2004, the Compensation Committee consisted of Messrs. Trevor (Chairman), Endres and Oliver. The Board of Directors has determined that each of Messrs. Trevor, Oliver and Riedel is independent as independence is defined in NASD Rule 4200(a)(15).

     The Compensation Committee has the authority and responsibility to determine and administer the Company's compensation policies, to establish the salaries and bonus award formulas of executive officers and to grant awards under the Company's 2001 Stock Incentive Plan and the Company's Amended and Restated 1996 Stock Option Plan. The Compensation Committee is governed by a Compensation Committee Charter, which is posted on the Company's website at www.AppliedInnovation.com. The Compensation Committee met four times during 2004. All Compensation Committee members attended all of the meetings. For further information on the Compensation Committee, see "Board Compensation Committee Report on Executive Compensation" on page 16.

     The Nominating and Corporate Governance Committee is currently comprised of Messrs. Loveland (Chairman), Oliver and Trevor. Mr. Oliver replaced Mr. Largent on the Nominating and Corporate Governance Committee after Mr. Largent's resignation from the committee in connection with his election as President and Chief Executive Officer of the Company on January 24, 2005. From August 3, 2004 to January 24, 2005, the Nominating and Corporate Governance Committee consisted of Messrs. Loveland (Chairman), Largent and Trevor, who was appointed to fill a vacancy on the Nominating and Corporate Governance Committee left by the resignation of Mr. Endres on August 2, 2004. From April 22, 2004 to August 2, 2004, the Nominating and Corporate Governance Committee consisted of Messrs. Endres (Chairman), Largent and Loveland. The Board of Directors formed the Nominating and Corporate Governance Committee, effective April 22, 2004.

     The Board of Directors has determined that each of Messrs. Loveland, Oliver and Trevor is independent as independence is defined in NASD Rule 4200(a)(15). The Nominating and Corporate Governance Committee is governed by a Nominating and Corporate Governance Committee Charter, which is posted on the Company's website at www.AppliedInnovation.com.

     The Nominating and Corporate Governance Committee oversees the director nomination process. The Nominating and Corporate Governance Committee has responsibility to identify and recommend individuals qualified to become directors. When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate's character, judgment, skills, integrity and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee considers the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:

     - such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016, in writing at least 120 days prior to the date of the next scheduled annual meeting;

     - the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

     - the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

     The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to formulate, administer and oversee the Company's Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee met two times during 2004. All Nominating and Corporate Governance Committee members attended both of the meetings.

     The Company's Board of Directors welcomes communications from stockholders. Stockholders may send communications to the Board of Directors, or to any Director in particular, c/o Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016. Any correspondence addressed to the Board of Directors or to any one of the Company's Directors in care of the Company's offices will be forwarded to the addressee without review by management.

     It is the Company's expectation that all members of the Board of Directors attend the Annual Meeting of Stockholders. All members of the Company's Board of Directors were present at the Company's 2004 Annual Meeting of Stockholders, except for Mr. Riedel.

COMPENSATION OF DIRECTORS

     Effective April 22, 2004, each non-employee director receives $1,500 for each Board of Directors meeting attended and $750 for each committee meeting attended, provided such committee meeting was not on the same day as a Board of Directors meeting. The chair of the Audit Committee receives a $4,000 annual retainer and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive a $2,000 annual retainer. From January 1, 2004 to April 21, 2004, each non-employee director received $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended, provided such committee meeting was not on the same day as a Board of Directors meeting. Prior to April 22, 2004, there were no retainers for committee chairmen.

     Non-employee directors of the Company are eligible to receive stock options under the 2001 Stock Incentive Plan on terms approved by the Board of Directors. Pursuant to this provision, on January 1, 2004, Michael J. Endres, Thomas W. Huseby, William H. Largent, Curtis A. Loveland, Richard W. Oliver, Alexander B. Trevor and John D. Riedel, each received an option to purchase 9,000 shares of common stock of the Company, exercisable on January 1, 2005, and at any time for a period of nine years from January 1, 2005, at a price of $6.73 per share. No other stock option grants were made to non-employee directors during fiscal 2004.

EXECUTIVE OFFICERS

     The executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to William H. Largent, President and Chief Executive Officer, the following persons are executive officers of the Company.

     ANDREW J. DOSCH, age 37, has served as Vice President, Chief Financial Officer and Treasurer since his election in February 2004. Prior to his election, Mr. Dosch served as Controller of the Company from August 2001 to February 2004. Prior to joining the Company, Mr. Dosch was Controller for fourthchannel, inc. from June 2000 to July 2001. Prior to joining fourthchannel, Mr. Dosch was an accountant with KPMG LLP for ten years.

     THOMAS R. KUCHLER, age 38, has served as Vice President of Marketing since his election in December 2003. Prior to his election, Mr. Kuchler served as Director of Product Line Management of the Company from February 2002 to December 2003. Prior to joining the Company, Mr. Kuchler was Director of Strategic Marketing for Nortel Networks from July 2000 to February 2002. Prior to joining Nortel Networks, Mr. Kuchler was Director of Product Line Management for Spectrapoint Wireless, LLC. Mr. Kuchler also served as Product Line Manager at Bosch Telecom, Inc.

     ERIC W. LANGILLE, age 46, has served as Vice President of Operations and Services since his election in August 2002. Prior to his election, Mr. Langille served as Vice President of Operations of the Company from April 2001 to August 2002 and Director of Manufacturing of the Company from January 1995 to April 2001. Prior to joining the Company, Mr. Langille was Vice President of Manufacturing at Plexus Corporation, a leading contract manufacturing organization.

     JOHN F. PETRO, age 55, has served as Vice President of Engineering since joining the Company in May 2002. Prior to joining the Company, Dr. Petro served as Chief Technology Officer of Mobile Technology Group from November 2001 to March 2002, Vice President of Engineering at Bonita Software, Inc., a provider of client/server middleware for the wireless enterprise market, from August 2000 to October 2001, and Vice President of Engineering for ReadyCom, Inc., a voice messaging company, from November 1997 to July 2000. Prior to joining ReadyCom, Dr. Petro spent three years as Director of ATM switch development for Fujitsu Network Communications and prior thereto was with Northern Telecom for 12 years. Dr. Petro has a Ph.D. degree in Mathematics from Temple University.

     ANGELA R. PINETTE, age 41, has served as Vice President of Sales since joining the Company in October 2004. Prior to joining the Company, Ms. Pinette served as Vice President of Sales for the Americas at ADC Telecommunications, Inc., a supplier of communications infrastructure solutions and services, from November 2003 to September 2004. Prior to joining ADC Telecommunications, Ms. Pinette was Director of Segment Marketing from October 2001 to January 2003 and Vice President of Software Sales for Emerging Markets from January 2000 to September 2001 at Lucent Technologies, a telecommunications systems and service provider. Prior to her positions at Lucent Technologies, Ms. Pinette served in a variety of roles at AT&T. Ms. Pinette began her career at Bell Laboratories after receiving a bachelor's degree in electrical engineering from Northeastern University.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the next four highest paid executive officers of the Company whose combined salary and bonus exceeded $100,000 for the year ended December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation
                                       ---------------------------------
          Name and            Fiscal                        Other Annual                  All Other
     Principal Position        Year     Salary     Bonus    Compensation   Options #   Compensation(1)
     ------------------       ------   --------   -------   ------------   ---------   ---------------
Gerard B. Moersdorf, Jr.(2)    2004    $323,481        --         --         15,000         $6,500
Chairman                       2003    $301,154   $15,000         --         25,000         $6,000
                               2002    $301,154        --         --         25,000         $5,500

Michael P. Keegan(3)           2004    $228,181        --         --         65,000         $5,146
                               2003    $168,123   $15,000         --         20,000         $5,018
                               2002    $165,635        --         --         20,000         $4,738

Thomas R. Kuchler(4)           2004    $161,231        --         --         15,000         $5,398
Vice President of              2003    $139,062   $13,777         --         20,000         $4,133
Marketing                      2002    $120,462        --     32,912(5)      20,000         $3,427

Eric W. Langille               2004    $173,824        --         --         15,000         $5,818
Vice President of              2003    $163,027   $15,000         --         20,000         $4,305
Operations and Services        2002    $146,679        --         --         15,000         $4,835

John F. Petro(6)               2004    $173,824        --         --         15,000         $4,989
Vice President of              2003    $163,027   $15,000         --         20,000         $4,603
Engineering                    2002    $ 97,160        --    $25,241(7)      35,000         $2,850

----------
(1) Represents the amount of the Company's match and earned profit sharing funded to the Company's 401(k) Plan and Trust.

(2) Mr. Moersdorf, Jr. served as President and Chief Executive Officer from August 14, 2002 until January 24, 2005.

(3) Mr. Keegan resigned as Executive Vice President and Chief Operating Officer on January 24, 2005.

(4) Mr. Kuchler became Vice President of Marketing of the Company as of December 4, 2003, and joined the Company on February 11, 2002.

(5)  Represents relocation reimbursement paid to Mr. Kuchler in 2002.

(6) Dr. Petro became Vice President of Engineering of the Company as of May 20, 2002.

(7)  Represents relocation reimbursement paid to Dr. Petro in 2002.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with the following executive officers of the Company on the dates indicated: Mr. Largent on February 11, 2005, Mr. Dosch on February 23, 2004, Mr. Kuchler on December 5, 2003, Mr. Langille on November 14, 2001, Ms. Pinette on October 4, 2004, and Dr. Petro on May 20, 2002. The employment agreements are "at will" and, therefore, do not have a stated term.

     Each of these employment agreements provides for a minimum base salary, plus any increases in base compensation as may be authorized by the Board of Directors. The employment agreements also provide for each executive's continued participation in the Company's bonus plan, employee benefit programs and other benefits as described in the employment agreements.

     In the event of termination of employment (i) by reason of death or disability (as defined in the employment agreements); (ii) by the Company for cause (as defined in the employment agreements); or (iii) by the executive for any reason, the Company shall provide payment to the executive of the earned but unpaid portion of the executive's base salary through the termination date.

     In the event of termination of employment by the Company without cause, the Company will pay to the executive (i) the earned but unpaid portion of the executive's base salary through the termination date and (ii) base salary for an additional six months in the case of Messrs. Dosch, Kuchler, Langille and Petro and Ms. Pinette, and (iii) the pro-rated portion of any bonus earned in the case of Mr. Largent. In addition, if the Company enters into certain types of transactions prior to Mr. Largent's termination by the Company without cause, and a change in control (as defined in his employment agreement) occurs within six months of such termination as a result of having entered into such transaction, then Mr. Largent is entitled to certain change in control severance benefits described below.

     Under the employment agreement for Mr. Largent, in the event of a change in control (as defined in his employment agreement) of the Company, Mr. Largent shall be entitled to two times his base salary in effect at the date of the change in control, regardless of whether or not his employment terminates at such time, payable on the date of the change in control if the circumstances of the change in control are known by the Company in advance and otherwise payable within three business days after the change in control. In addition, all of Mr. Largent's stock options and restricted stock awards shall become 100% vested (and thereafter be exercisable in accordance with such governing stock option or restricted stock agreements and plans).

     Under the employment agreements for Messrs. Dosch, Kuchler, Langille and Petro and Ms. Pinette, the Company also must pay severance benefits, under certain circumstances, in the event of a change in control (as defined in the employment agreements) of the Company. The employment agreements provide that if
(i) the executive is terminated by the Company for any reason other than for cause (as defined in the employment agreements) following a change in control; or (ii) the executive terminates his or her employment for good reason (as defined in the employment agreements) in the 12 month period following a change in control, then the Company must pay the earned but unpaid portion of his or her base salary, plus one times the executive's current annual compensation (as defined in the employment agreements). In addition, vesting of the executive's stock options and restricted stock awards shall accelerate by 24 months plus an additional 12 months for each year that the executive has been employed by the Company (and thereafter be exercisable in accordance with such governing stock option or restricted stock agreements and plans), and the Company shall maintain certain fringe benefits as provided in the employment agreements.

     The employment agreements also contain non-competition and non-solicitation covenants. These covenants, as described in the employment agreements, are effective during employment and for a period of 12 months following termination of employment.

     The Company also previously had employment agreements with Messrs. Moersdorf, Jr., the Company's Chairman and former President and Chief Executive Officer, and Keegan, the Company's former Executive Vice President and Chief Operating Officer. Both of these employment agreements terminated on January 24, 2005, the date on which each of Messrs. Moersdorf, Jr. and Keegan resigned pursuant to a letter agreement with the Company. Under the terms of the letter agreements, the Company agreed to treat the resignations as terminations by the Company without cause. As a result, Mr. Moersdorf is being paid 12 months severance and Mr. Keegan is being paid six months severance.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information regarding stock options granted during 2004 to each of the executive officers named in the Summary Compensation Table.

                                          Individual Grants
                           ----------------------------------------------
                                          (c)
                                     % of Total                                         (f)
                             (b)        Options       (d)                   Potential Realizable Value
                           Options    Granted To    Exercise       (e)        At Assumed Annual Rates
           (a)             Granted   Employees In     Price    Expiration   Of Stock Price Appreciation
          Name               (#)      Fiscal Year    ($/Sh)       Date           For Option Term(1)
          ----             -------   ------------   --------   ----------   ---------------------------
                                                                                  5%($)     10%($)
                                                                                --------   --------
Gerard B. Moersdorf, Jr.    15,000        3.9%        $6.73    01/01/14(2)      $ 63,487   $160,889

Michael P. Keegan           15,000        3.9%        $6.73    01/01/14(3)      $ 63,487   $160,889

                            50,000       13.0%        $5.30    02/23/14(3)      $166,657   $422,342

Thomas R. Kuchler           15,000        3.9%        $6.73    01/01/14         $ 63,487   $160,889

Eric W. Langille            15,000        3.9%        $6.73    01/01/14         $ 63,487   $160,889

John F. Petro               15,000        3.9%        $6.73    01/01/14         $ 63,487   $160,889

----------
(1) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's common stock.

(2) Mr. Moersdorf's options terminated on February 23, 2005, which was 30 days after his resignation as the Company's President and Chief Executive Officer.

(3) Mr. Keegan's options terminated on February 23, 2005, which was 30 days after his resignation as the Company's Executive Vice President and Chief Operating Officer.

                     AGGREGATED OPTION EXERCISES AND FISCAL
                           YEAR-END OPTION VALUE TABLE

     The following table provides certain information regarding the value of stock options at December 31, 2004, held by the Company's executive officers named in the Summary Compensation Table.

                            SHARES                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           ACQUIRED                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                              ON       VALUE      OPTIONS AT FISCAL YEAR END      FISCAL YEAR END ($)(1)
                           EXERCISE   REALIZED   ---------------------------   ---------------------------
          NAME                (#)        ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             --------   --------   -----------   -------------   -----------   -------------
Gerard B. Moersdorf, Jr.      --         --         30,000         60,000         $2,200         $8,800

Michael P. Keegan             --         --        114,000        111,000         $1,760         $7,040

Thomas R. Kuchler             --         --         12,000         43,000         $1,760         $7,040

Eric W. Langille              --         --         37,600         48,000         $1,890         $7,040

John F. Petro                 --         --         18,000         52,000         $1,760         $7,040

----------
(1) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                      EQUITY COMPENSATION PLAN INFORMATION

     The table on the following page sets forth additional information as of December 31, 2004, concerning shares of the Company's common stock that may be issued upon the exercise of options and other rights under the Company's existing equity compensation plans and arrangements, divided between plans approved by the Company's stockholders and plans or arrangements not submitted to the Company's stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants and other rights.

                                                                                   NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE
                                     NUMBER OF SECURITIES                           FOR ISSUANCE UNDER
                                       TO BE ISSUED UPON      WEIGHTED-AVERAGE      EQUITY COMPENSATION
                                          EXERCISE OF         EXERCISE PRICE OF      PLANS (EXCLUDING
                                     OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED
                                      WARRANTS AND RIGHTS    WARRANTS AND RIGHTS      IN COLUMN (A))
                                              (A)                    (B)                    (C)
                                     --------------------   --------------------   --------------------
Equity compensation plans approved
by security holders (1)                    1,864,370                $6.53                2,255,216

Equity compensation plans not
approved by security holders                      --                   --                       --
                                           ---------                -----                ---------
Total                                      1,864,370                $6.53                2,255,216
                                           =========                =====                =========

----------
(1) Equity compensation plans approved by stockholders include the 2001 Stock Incentive Plan, the Amended and Restated 1996 Stock Option Plan and the Employee Stock Purchase Plan.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2004, the members of the Compensation Committee included Messrs. Trevor (Chairman), Endres, Oliver and Riedel. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee.

                           RELATED PARTY TRANSACTIONS

     Mr. Largent is a majority owner of Largent Consulting LLC, which the Company has engaged to provide consulting services at a rate of $30 per hour, not to exceed $20,000 annually. All consulting services under this arrangement will be performed by Mr. Largent's son, Justin Largent.

     Mr. Loveland, a director and Secretary of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm serves as general counsel to the Company.

     The Company believes that the terms of the arrangement set forth above are no less favorable to the Company than a similar arrangement which might have been entered into with an unrelated party.

     The following Board Compensation Committee Report on Executive Compensation, Performance Graph and Board Audit Committee Report will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has the authority and responsibility to determine and administer the Company's compensation policies, to establish the salaries and bonus award formulas of executive officers and to grant awards under the Company's 2001 Stock Incentive Plan and the Company's Amended and Restated 1996 Stock Option Plan. In general, compensation is designed to attract and retain qualified key executives, reward individual performance, align performance with Company goals and objectives and enhance stockholder value.

     The Company has entered into employment contracts with each of the Company's executive officers. The base salaries under these employment contracts are subject to review by the Compensation Committee and may be increased periodically. On December 4, 2003, the Compensation Committee voted to increase salaries by 4% for all executive officers effective February 1, 2004. As a result, Mr. Moersdorf, Jr.'s annual compensation increased to $312,000 on February 1, 2004. Mr. Moersdorf, Jr.'s salary was increased to $324,500, effective April 22, 2004. The April increase for Mr. Moersdorf, Jr. was authorized by the Compensation Committee in August 2003, but was not implemented at such time due to an administrative error. On December 4, 2003, the Compensation Committee also set the salary of Mr. Kuchler at $160,000, as a result of his election by the Board of Directors as an executive officer of the Company on such date.

     On February 23, 2004, the Compensation Committee increased Mr. Keegan's annual compensation to $235,000, as a result of his election as Executive Vice President and Chief Operating Officer and increased Mr. Dosch's annual compensation to $140,000, as a result of his election as Vice President, Chief Financial Officer and Treasurer of the Company. On October 4, 2004, the Compensation Committee set Ms. Pinette's annual compensation at $160,000, upon her election as the Company's Vice President of Sales.

     The 2004 Bonus Program (the "2004 Plan") was adopted by the Compensation Committee in February 2004. The bonuses for all executive officers were based 75% on financial objectives and 25% on management based objectives. The Company was required to meet both minimum sales and operating income targets for an executive officer to be eligible to receive the financial objective portion of the executive's bonus. In addition, the Company was required to meet a minimum sales target for an executive officer to be eligible to receive the management based objective portion of the executive's bonus. Under the 2004 Plan, an executive's bonus would range between 3% and 55% of base compensation, if the minimum targets were met. No bonuses were paid to executive officers under the 2004 Plan.

     The Committee also awards stock options to executive officers to encourage share ownership and to give them a stake in the performance of the Company's stock. The specific number of stock options granted to individual executive officers is determined by the Committee's perception of relative contributions or anticipated contributions to overall corporate performance. Options to purchase 15,000 shares were granted to Mr. Moersdorf, Jr. during 2004.

     The Budget Reconciliation Act of 1993 amended the Internal Revenue Code of 1986 to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

     Compensation Committee: Alexander B. Trevor (Chairman), Richard W. Oliver and John D. Riedel

                                PERFORMANCE GRAPH

     The following graph compares the dollar change in the cumulative total return performance of the Company's common stock with that of the NASDAQ Stock Market - U.S. Index and the NASDAQ Telecommunications Index, both of which are published indexes. This comparison includes the period beginning December 31, 1999 through December 31, 2004. The Company's common stock is traded on the NASDAQ National Market under the symbol "AINN." The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company's common stock on December 31, 1999, and in the respective index on December 31, 1999, and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG APPLIED INNOVATION INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE NASDAQ TELECOMMUNICATIONS INDEX

                               (PERFORMANCE GRAPH)

RESEARCH DATA GROUP                            PEER GROUP TOTAL RETURN WORKSHEET

Applied Innovation - NASNM

                                         Cumulative Total Return
                             -----------------------------------------------
                              12/99    12/00   12/01   12/02   12/03   12/04
                             ------   ------   -----   -----   -----   -----
APPLIED INNOVATION INC.      100.00   103.01   74.58   36.45   80.96   41.86
NASDAQ STOCK MARKET (U.S.)   100.00    60.31   47.84   33.07   49.45   53.81
NASDAQ TELECOMMUNICATIONS    100.00    42.59   28.34   13.04   21.69   23.14

* $100 invested on 12/31/99 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

                          BOARD AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors met nine times in 2004. The Audit Committee oversees and monitors management's and the registered independent public accounting firm's participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The full responsibilities of the Audit Committee are set forth in its written charter, as adopted by the Board of Directors.

     In fulfilling its responsibilities, the Audit Committee selected KPMG LLP as the Company's registered independent public accounting firm. The Audit Committee also:

     - reviewed and discussed the audited financial statements with management;

     - discussed with KPMG LLP the matters required to be discussed by SAS 61, as may be modified and supplemented;

     - received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG LLP its independence; and

     - after review and discussions referred to in the three paragraphs above, recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

     The Audit Committee provided guidance and oversight to the audit function of the Company including review of the organization, plans and results of this activity. Both the Chief Financial Officer and KPMG LLP were afforded the routine opportunity to meet privately with the Audit Committee and were encouraged to discuss any matters they desired. The Audit Committee also met with selected members of management and the registered independent public accounting firm to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

     In addition, the Audit Committee considered the quality and adequacy of the Company's internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Audit Committee felt appropriate.

     Management has the responsibility for the preparation of the Company's consolidated financial statements and KPMG LLP has the responsibility for the examination of those consolidated financial statements. The Company's consolidated financial statements and the reports of KPMG LLP are filed separately in the Annual Report on Form 10-K and should be read in conjunction with this letter and review of the financial statements.

     Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2004, were met and that the financial reporting and audit processes of the Company are functioning effectively.

     Audit Committee: Kenneth E. Jones (Chairman), Thomas W. Huseby and Alexander B. Trevor.

                  REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed KPMG LLP, registered independent public accounting firm, as auditors for the Company for 2005. KPMG LLP has served as the registered independent public accounting firm for the Company since 1993. The Audit Committee believes that the reappointment of KPMG LLP for 2005 is appropriate because of the firm's reputation, qualifications and experience. Representatives of KPMG LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

               REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2004 and 2003, by the Company's registered independent public accounting firm, KPMG LLP.

                       2004         2003
                     --------     --------
Audit Fees           $130,000     $109,250
Audit-Related Fees   $  3,800(1)  $      0
Tax Fees             $ 44,500(2)  $ 26,625(2)
All Other Fees       $      0     $      0

----------
(1) Consists of fees for additional services related to quarterly reviews of the Company's financial statements.

(2)  Consists of fees for services related to tax compliance and tax planning.

     The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its registered independent public accounting firm or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit. No services were provided by KPMG LLP in 2004 that were approved by the Audit Committee under Securities and Exchange Commission Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus that are approved by the Audit Committee after such services have been performed and prior to completion of the audit).

                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended December 31, 2004, containing financial statements for such year and the signed opinion of KPMG LLP, registered independent public accounting firm, with respect to such financial statements, is being sent to stockholders concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material and management does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.

     A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST TO: ANDREW J. DOSCH, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, APPLIED INNOVATION INC., 5800 INNOVATION DRIVE, DUBLIN, OHIO 43016, OR MAY BE OBTAINED ON-LINE FROM THE COMPANY'S WEBSITE AT WWW.APPLIEDINNOVATION.COM.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and greater than 10% stockholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during 2004.

                         COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company may reimburse such persons for their expenses in doing so.

                              STOCKHOLDER PROPOSALS

     Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2006 must be received by the Company (addressed to the attention of the Secretary) on or before December 2, 2005. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at the Company's 2006 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 15, 2006. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.

                                  OTHER MATTERS

     The only business which management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy holders will vote thereon in their discretion.

     All proxies received duly executed will be voted. You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice to the Company, Attention: Andrew J. Dosch, or in person at the meeting, without affecting any vote previously taken.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ----------------------------------------
                                        GERARD B. MOERSDORF, JR.
                                        CHAIRMAN AND FOUNDER

                             APPLIED INNOVATION INC.
                    5800 INNOVATION DRIVE, DUBLIN, OHIO 43016

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 5, 2005

     The undersigned hereby appoints WILLIAM H. LARGENT and CURTIS A. LOVELAND, or either of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held on May 5, 2005, at 9:00 a.m., local time, at the Company's offices located at 5800 Innovation Drive, Dublin, Ohio 43016, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1.   ELECTION OF CLASS III DIRECTORS

     [ ]  FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary).

     [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES BELOW.

          GERARD B. MOERSDORF, JR. - JOHN D. RIEDEL - ALEXANDER B. TREVOR (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only a certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee's name and check "FOR").

2. TO TRANSACT such other business as may properly come before the meeting and any adjournment thereof.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Either of said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

     THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated April 1, 2005, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

     Please sign and date this Proxy below and return in the enclosed envelope.

                                        Dated                             , 2005
                                             -----------------------------


                                        Signature
                                                 -------------------------------


                                        Signature
                                                 -------------------------------

SIGNATURE(S) SHALL AGREE WITH THE NAME(S) PRINTED ON THIS PROXY. IF SHARES ARE REGISTERED IN TWO NAMES, BOTH STOCKHOLDERS SHOULD SIGN THIS PROXY. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS